UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2018

KINDER MORGAN CANADA LIMITED
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation)	000-55864 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Suite 2700, 300 - 5th Avenue S.W.
Calgary, Alberta T2P 5J2
(Address of principal executive offices, including zip code)

403-514-6780
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Kinder Morgan Canada Limited (“KML”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”) on May 16, 2018. At the Annual Meeting, a total of 326,278,584 company voting shares, representing 94 percent of KML’s issued and outstanding company voting shares, were present in person or represented by proxy, constituting a quorum for the transaction of business.

At the Annual Meeting, KML shareholders voted on the following proposals: (1) election of six nominated directors to KML’s Board of Directors and (2) a proposal to appoint PricewaterhouseCoopers LLP as KML’s independent auditor for 2018. Final voting results are presented below.
Proposal One — Election of Directors

KML shareholders elected six directors, each to serve until KML’s 2019 annual meeting or, if earlier, the election and qualification of his or her successor.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven J. Kean	283,473,060	41,716,115	1,089,409
Kimberly A. Dang	280,630,182	44,558,993	1,089,409
Daniel P. E. Fournier	318,994,433	6,194,742	1,089,409
Gordon M. Ritchie	319,430,826	5,758,349	1,089,409
Dax A. Sanders	277,112,057	48,077,118	1,089,409
Brooke N. Wade	319,451,227	5,737,948	1,089,409

Proposal Two — Appointment of PricewaterhouseCoopers LLP

KML shareholders voted to appoint PricewaterhouseCoopers LLP as KML’s independent auditor for 2018.

Votes For	Votes Withheld	Broker Non-Votes
320,781,063	5,497,521	—

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN CANADA LIMITED

Dated: May 22, 2018	By:	/s/ Dax A. Sanders
Dax A. Sanders Chief Financial Officer

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